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                 ENERGYNORTH NATURAL GAS, INC.
                  (Formerly Gas Service, Inc.)

                               TO

                     BANK OF NEW HAMPSHIRE

                            Trustee


                  FIFTH SUPPLEMENTAL INDENTURE

                          Dated as of

                        February 1, 1995



                          Supplemental

                               To

            General and Refunding Mortgage Indenture

                   Dated as of June 30, 1987










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                  FIFTH SUPPLEMENTAL INDENTURE




     THIS FIFTH SUPPLEMENTAL INDENTURE dated and entered into as of February 1, 1995, by and between ENERGYNORTH NATURAL GAS, INC., a corporation duly organized and existing under and by virtue of the laws of the State of New Hampshire, having its principal office and place of business in Manchester, County of Hillsborough, in the State of New Hampshire (hereinafter called the "Company") and BANK OF NEW HAMPSHIRE, a New Hampshire trust company, as successor trustee to Bank of New Hampshire, N.A., having its principal corporate trust office and place of business in Concord, New Hampshire, and a current mailing address of 143 North Main Street, Concord, New Hampshire 03301, as Trustee (hereinafter referred to as the "Trustee") under the General and Refunding Mortgage Indenture dated as of June 30, 1987 (the "Original Indenture") from Gas Service, Inc. (corporate predecessor of the Company), as heretofore amended and supplemented by a First Supplemental Indenture dated as of October 1, 1988, a Second Supplemental Indenture dated as of August 31, 1989, a Third Supplemental Indenture dated as of September 1, 1990, and a Fourth Supplemental Indenture dated as of January 10, 1992, (said General and Refunding Mortgage Indenture together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture being sometimes hereinafter referred to as the "Indenture"); and

     WHEREAS, Section 17.02 of the Original Indenture provides that the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds of each series outstanding under this Indenture, may modify certain provisions contained in this Indenture, subject to certain limitations contained within said
Section 17.02; and

     WHEREAS, the Company has obtained the written authorization of the holders of all bonds outstanding under the Indenture consenting to and authorizing the amendments and revisions to the Original Indenture, as previously amended, that are contained within this Fifth Supplemental Indenture; and

     WHEREAS, the Company has, by proper resolution of its Board of Directors, duly voted to execute, acknowledge and file with the Trustee and to request the Trustee to execute this Fifth
Supplemental Indenture; and

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     WHEREAS, the Company and the Trustee desire to amend Section
4.01(4)(a) of the Original Indenture in order to enable the Company to obtain real property title insurance in connection with the addition of real property mortgaged under the Indenture in lieu of obtaining an Opinion of Counsel as to title;

     NOW THEREFORE, pursuant to the amendment power contained in
Section 17.02 of the Original Indenture, the Company hereby covenants and agrees with the Trustee as follows:


                           ARTICLE I

              Amendment to Gas Service General and
                  Refunding Mortgage Indenture


      1.1 Article I of the Original Indenture shall be amended by adding to Section 1.01 the following defined term:

                    "(59) "Acceptable Title Policy" means a
          current lender's policy or policies of title insurance issued by a reputable title insurance company or companies, reasonably acceptable to the Trustee, written on a standard American Land Title Association form or forms and insuring the Trustee in its capacity as Trustee under the Indenture (i) in an amount at least equal to the amount attributable to each tract and parcel of land and improvement included in Property Additions as set forth on the Certificates delivered in compliance with Section 4.01, (ii) stating that the Company has title in fee simple to all tracts and parcels of land and improvements included in Property Additions, subject only to Permitted Liens, (iii) stating that any easements or rights of way, which are described in the Certificate, have been duly obtained, and (iv) stating that the Indenture has been recorded and constitutes a valid, perfected and enforceable lien upon the Property Additions described in the Certificate, subject only to Permitted Liens."


      1.2 Article I of the Original Indenture shall be amended by amending and restating clause (c) of the definition of "Trust Moneys" set forth in Section 1.01(56) as follows:

                    "(c) as proceeds of insurance upon any part
          of the trust estate, including proceeds of any title
          insurance; or"
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      1.3      Article IV of the Original Indenture shall be
amended by adding at the end of Section 4.01(4)(a) the following:

               "provided however, that if the Company has obtained an Acceptable Title Policy, the Opinion of Counsel may state in lieu of such opinion that the Company has obtained a title policy insuring the matters covered by clauses (i) through (iv) of the definition of Acceptable Title Policy;"



                           ARTICLE II

                         Miscellaneous


     2.1       The provisions of this Fifth Supplemental
Indenture shall be effective from and after the execution hereof;
and the Indenture, as previously and as hereby modified and amended, shall remain in full force and effect.


     2.2 Each reference in the Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as amended, except where the context otherwise indicates.


     2.3 In the event of any inconsistency between the provisions of this Fifth Supplemental Indenture and the provisions of the Original Indenture, the First Supplemental Indenture, the Second Indenture, the Third Supplemental Indenture, or the Fourth Supplemental Indenture, this Fifth Supplemental Indenture shall control.


     2.4 All terms contained in the Fifth Supplemental Indenture which are defined in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, shall, except as otherwise specifically provided herein or as the context clearly otherwise indicates, have the meanings given to such terms in the Original Indenture, as so amended and supplemented. The use and construction herein of terms is in accordance with the use and construction thereof in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture.
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     2.5       This Fifth Supplemental Indenture shall become
void when the Indenture shall be void.


     2.6 The covenants, stipulations, promises and agreements contained in this Fifth Supplemental Indenture, made by or on behalf of the Company or the Trustee, respectively, shall inure to the benefit of and bind their respective successors and assigns.


     2.7 This Fifth Supplemental Indenture is, among other things, a security agreement and is signed as such by the Company and by the Trustee as secured party.


     2.8 This Fifth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


     2.9 The cover of this Fifth Supplemental Indenture and all article and descriptive headings are inserted for convenience only, and shall not affect any construction or interpretation hereof.


     2.10 This Fifth Supplemental Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New Hampshire.




                          ARTICLE III

                          Confirmation


     3.1            As supplemented and modified by this Fifth
Supplemental Indenture, this Indenture is in all respects ratified and confirmed, and this Indenture and the First, Second, Third, Fourth and Fifth Supplemental Indentures shall be read, taken and construed as one and the same instrument.

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     IN WITNESS WHEREOF, ENERGYNORTH NATURAL GAS, INC. has caused this instrument to be executed in its corporate name by its President or one of its Vice-Presidents and by its Treasurer or one of its Assistant Treasurers and its corporate seal to be hereunto affixed and to be attested to by its Secretary or Assistant Secretary and BANK OF NEW HAMPSHIRE, to evidence its acceptance of the trust hereby created, has caused this instrument to be executed in its corporate name by its Trust Officer and its corporate seal to be hereunto affixed and to be attested by its Secretary, all as of the day and year first above written.
                              ENERGYNORTH NATURAL GAS, INC.

                              By:  /s/ Michael J. Mancini, Jr.
                                   Its:  Senior Vice President

                              and  /s/ Michelle L. Chicoine
                                   Its: Treasurer
[Corporate Seal]

ATTEST:

/s/ Michelle L. Chicoine
Its Secretary

Signed, sealed and delivered
by EnergyNorth Natural Gas, Inc.
in the presence of:

/s/ Bonnie J. Richards


                              BANK OF NEW HAMPSHIRE

                              By: /s/ Lorraine M. Graciano
                              Its: Trust Officer
[Corporate Seal]

ATTEST

/s/ Lorraine M. Graciano
Its: Trust Officer

Signed, sealed and delivered
by Bank of New Hampshire
in the presence of:

/s/ Pauline P. Kolf

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH, SS.


     On this 9th day of February, 1995 before me personally appeared Michael J. Mancini, Jr. and Michelle L. Chicoine, to me personally known, who being by me duly sworn, did say that they are Sr. Vice President & CFO and Vice President & Treasurer, respectively, of ENERGYNORTH NATURAL GAS, INC., that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors; and the said
Michael J. Mancini, Jr. and Michelle L. Chicoine acknowledged said instrument to be the free act and deed of said corporation.

                              /s/ Bonnie J. Richards
                              Notary Public


[NOTARIAL SEAL]

My commission expires October 27, 1997


STATE OF NEW HAMPSHIRE
COUNTY OF Merrimack, SS.


     On this 16th day of February, 1995 before me personally appeared Lorraine M. Graciano and ______________________, to me personally known, who being by me duly sworn, did say that they are Trust Officer and _________________________, respectively, of BANK OF NEW HAMPSHIRE, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation, and that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors; and the said
Lorraine M. Graciano and _______________________ acknowledged said instrument to be the free act and deed of said corporation.

                              /s/ Pauline P. Kolf
                              Notary Public

[NOTARIAL SEAL]

My commission expires October 16, 1996